Exhibit 10.1

November 27, 2024

Inception Growth Acquisition Limited

875 Washington Street

New York, NY 10014

Attention: Patrick Ng

RE:	Standby Equity Purchase Agreement dated October 1, 2024 (the “Agreement”) between Inception Growth Acquisition Limited (the “Company”) and YA II PN, Ltd. (the “Investor”).

Dear Mr. Ng,

Pursuant to the Agreement, the Investor has the right to terminate the Agreement in the event that Business Combination (as defined in the Agreement) has not occurred by November 21, 2024. This letter shall serve as written confirmation that the Investor hereby agrees not to enforce the termination right pursuant to Section 10.01(c) of the Agreement prior to January 21, 2025. In the event that the Business Combination has not occurred by January 21, 2025 (unless otherwise agreed in writing by the Investor), then the Investor shall have the right to terminate the Agreement, effective immediately, at any time on or after the close of business on such date without liability to any other party.

Sincerely,

/s/ David Fine
David Fine
Senior Legal Counsel

cc:	Francis Lee

E-mail: francis.lee@agilealgo.com.sg

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